                                                                    EXHIBIT 99.5


Ameristar Casinos, Inc.
3773 Howard Hughes Parkway
Suite 490 South
Las Vegas, Nevada 89109

Ladies and Gentlemen:

        I hereby consent to being identified in the Form S-4 Registration Statement of Ameristar Casinos, Inc. (the "Company") as a person who has agreed to accept future appointments to serve as a Director of the Company and as a member of the Audit and Compensation Committees of the Board of Directors of the Company. I further consent that this letter may be filed as an exhibit to such Registration Statement.

Dated: October 29, 1997

                                        Sincerely,


                                        /s/  WARREN E. McCAIN
                                        ------------------------------
                                             Warren E. McCain